UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                             Current Report


Pursuant to  Section 13 or 15(d) of the Securities Exchange Act of 1934


                              May 10, 2005
                              ------------
              Date of Report (Date of earliest event reported)


                         Certified Services, Inc.
                         ------------------------
            (Exact name of Registrant as specified in charter)


Nevada			       0-31527	                     88-0444079
-----------------        -------------------         ------------------
(State or other       (Commission File Number)         (IRS. Employer
jurisdiction of                                         Identification
incorporation)			                                Number)
           										     		Number)


         5101 NW 21st Avenue, Suite 350, Ft. Lauderdale, FL 33309
         --------------------------------------------------------
	(Address of principal executive offices)        (Zip Code)



   Registrant's telephone number, including area code: (954) 677-0202

Item 1.30   Bankruptcy or Receivership
Item 2.01   Completion of Acquisition or Disposition of Assets

    On May 10, 2005 we reported that Certified HR Services Company, one of our operating subsidiaries, filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Florida (Case No. 05-22912). As reported in our Form 8-K dated September 2, 2005 we sold most of our operating assets to O2 HR, LLC. In that Form 8-K we also reported that the Chapter 11 trustee for Certified HR had challenged the sale and amended a previously filed lawsuit where in addition to us and our subsidiaries, he sought to have O2HR brought within the bankruptcy proceeding (the "Consolidation Lawsuit"). This is to report that pursuant to an order approving a settlement by the bankruptcy court entered in the Certified HR proceeding on May 10, 2006 and a Settlement Agreement among us, the trustee, O2 HR and various other parties which was effected May 19, 2006, the Consolidation Lawsuit has been dismissed as against all the defendants thereto except us. We agreed as a part of the settlement to be substantively consolidated with the Certified HR bankruptcy proceeding. Accordingly, we are now in a bankruptcy proceeding and are under the control of the Chapter 11 bankruptcy trustee. Under the Settlement Agreement we have also sold our remaining operating assets to O2 HR. The Settlement Agreement will be filed by amendment. The trustee's independent evaluation of our company is that there is no distributable value to shareholders.

                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 23, 2006
                                         CERTIFIED SERVICES, INC.
                                         By: /s/ Danny Pixler
                                              --------------------
                                         Name: Danny Pixler
                                         Title: Chief Executive Officer